                                                                   EXHIBIT 10.17

                        CONFIDENTIAL TREATMENT REQUESTED


                         MASTER HIGH SPEED DATA SERVICES
                               MARKETING AGREEMENT


                  This MASTER HIGH SPEED DATA SERVICES MARKETING AGREEMENT (this "Agreement") is entered into as of the 1st day of February 1999 ("Effective Date"), by and between I(3)S, INC., a Texas corporation, with a place of business at 1440 Corporate Drive, Irving Texas 75038 ("I3S"); and Private Cable, Inc., a Texas corporation with a place of business at 1909 Avenue G, Rosenberg, Texas 77471, including all affiliates and subsidiaries which may become parties to this Agreement from time to time (collectively "PCI").


                                    RECITALS

                  WHEREAS, PCI provides, directly and through third party private cable operators and others ("PCI Customers") satellite-based, video entertainment programming to multiple dwelling unit communities ("MDUs") in several metropolitan markets throughout the United States;

                  WHEREAS, I3S provides broadband Internet protocol network services, including, without limitation, high speed data services, as more specifically described in Exhibit D and E attached hereto and incorporated herein by reference (the "Service"), to multiple system franchise cable operators ("MSO's"), private cable operators ("PCO's"), and real estate investment trusts ("REIT's"), nationwide; and

                  WHEREAS, PCI and I3S desire to provide the Service to MDUs, current and future, served by PCI or a PCI customer pursuant to a right of entry agreement ("I3S ROE") that gives PCI or a PCI Customer the right of access to one or more MDU's (individually, an "I3S Property", and collectively, the "I3S Properties") to provide the Service in accordance with the terms of this Agreement.

                  NOW, THEREFORE, the parties hereto hereby covenant and agree as follows:


                                    ARTICLE 1
                         REPRESENTATIONS AND WARRANTIES

         1.1      REPRESENTATIONS AND WARRANTIES OF PCI.

                  AUTHORITY. This Agreement has been duly authorized, executed and delivered by PCI and constitutes a valid and legally binding Agreement of PCI, and neither the execution and delivery of nor the performance of the provisions of this Agreement shall conflict with or result in (a) a breach, violation or default under the Certificate of Incorporation and Bylaws of PCI, if applicable; or any material agreement binding on PCI that would affect its obligations hereunder;

or (b) the breach or violation of any law, order, rule, ordinance, regulation, judgement or decree of an governmental authority having jurisdiction.


                  SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made by or on behalf of PCI shall survive the execution and delivery of this Agreement, and any investigation at any time made by or on behalf of I3S shall not diminish its rights to rely thereon.


         1.2      REPRESENTATIONS AND WARRANTIES OF I3S.


                   AUTHORITY. This Agreement has been duly authorized, executed and delivered by I3S and constitutes a valid and legally binding Agreement of I3S, and neither the execution and delivery of nor the performance of the provisions of this Agreement shall conflict with or result in (a) a breach, violation or default under the Certificate of Incorporation and Bylaws of I3S, if applicable; or any material agreement binding on I3S that would affect its obligations hereunder; or (b) the breach of violation of any law, order, rule, ordinance, regulation, judgement or decree of an governmental authority having jurisdiction.


                  PERMITS, LICENSES, ETC. I3S possesses all material permits, licenses, franchises rights, trademarks, trademark rights, trade names, trade name rights and copyrights which are required to conduct the business of the Service.

                  I3S LICENSES. I3S possesses all requisite licenses from third parties necessary to provide the Service to PCI's MDUs and their residents.


                  SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made by or on behalf of I3S shall survive the execution and delivery of this Agreement, and any investigation at any time made by or on behalf of PCI shall not diminish its rights to rely thereon.


                                    ARTICLE 2
                                      TERM


         2.1 TERM. This Agreement shall have an initial term of seven (7) years from the Effective Date; provided, however, that the initial term may be automatically extended after the seventh anniversary of the Effective Date on a month-to-month basis unless one party provides the other party with thirty (30) days prior written notice of the notifying party's intent to terminate this Agreement upon the expiration of such thirty (30) day notice period; and further, provided, however, that the term of this Agreement shall be automatically extended to always be coterminous with the term (including any extensions thereof) of any and all I3S ROE'S for any and all I3S Properties.

                                    ARTICLE 3
                                   EXCLUSIVITY

         3.1 EXCLUSIVITY. PCI and PCI Customers may not be precluded from allowing parties providing U.S. Federal Communications Commission tariffed telecommunications or municipal franchise cable television services to the I3S Property to deliver high speed Internet access service to an I3S Property in the event that said party possesses a specific federal or state statutory or regulatory right to do so. PCI shall not agree to or accept commissions or other forms of compensation or benefits for the marketing of the Service at the I3S Properties, except as provided herein, and shall not provide on-premise marketing support for such other parties' Internet access service. Further, neither I3S, PCI, nor a PCI Customer shall provide, market or support, or cause to be provided, marketed or supported, directly or indirectly, a competitive service to HSDS to the I3S Properties during the term of this Agreement. Subject to these limitations, I3S shall have the exclusive right to market, promote and sell the Service at each I3S Property during the term of this Agreement.

                                    ARTICLE 4
                                PCI'S OBLIGATIONS

         4.1 OBTAINING I3S ROE'S. In consideration of the mutual agreements of the parties contained herein, PCI covenants and agrees to use its best efforts to obtain and maintain or cause to be obtained and maintained by a PCI Customer an I3S ROE for each I3S Property. I3S shall have no obligation to provide the Service at any location in the absence of an I3S ROE. The I3S ROE shall provide that I3S shall, at its own expense, provide the Service to the residents of the I3S Property and collect revenues directly from its subscribers and further provide, at a minimum (unless waived by I3S in writing), that:

                  (i) there are three parties to the I3S ROE; (a) I3S, (b) the owner or authorized agent of the owner of the I3S Property, e.g. the property manager (the "Owner") and (c) the owner or authorized agent of the owner, e.g. a PCO, of the cable facilities used to deliver the Service to the residents of the I3S Property (the "Operator"); and

                  (ii) the Owner grants I3S access to the I3S Property to provide the Service to the residents; and

                  (iii) the Operator grants I3S access to the equivalent of at least two (2) video channels worth of bandwidth on the cable distribution facilities (the "System") at the I3S Property to provide the Service to the residents; and

                  (iv) the Operator shall, at its own expense, operate and maintain the video head-end and the System to the specifications described in Exhibit F (the "Specifications") sufficient to ensure that the Service is properly delivered to the residents; and

                  (v) the Operator shall pay the cost for training its own personnel to maintain the System up to the Specifications; and

                  (vi) the Operator shall maintain commercial general liability insurance with minimum limits of $1,000,000 per occurrence for bodily injury (or death) and property damage liability with limits of at least $1,000,000 per occurrence [Personal Injury and $1,000,000 General Policy Aggregate (applicable to Commercial General Liability Policies)] which names I3S as an additional insured; and

                  (vii) the Owner and Operator shall use their respective best efforts to assist I3S in securing access to all occupied and unoccupied units as necessary to provide the Service so long as I3S shall not enter an occupied unit without the resident's express approval and I3S shall not enter any occupied unit unless resident or an adult representative of the resident is present; and

                           (viii)   the employees, agents, or contractors of I3S
shall have reasonable access, at no charge, to the I3S Property and facilities of the Operator in connection with and to perform any and all work reasonably necessary to provide the Service at the I3S Property including but not limited to installation, inspection, maintenance, repair or removal of equipment, or to facilitate the provision of the Service to I3S customers; and

                           (ix)     each party's employees, contractors, or
agents will, while on the premises of any other party, comply with all applicable law and regulations and any reasonable written rules or regulations of the Owner applicable to all tradesmen or contractors on the premises; and

                           (x)      revenue sharing or other payment to the
Owner for granting I3S access to the I3S Property shall be the responsibility of the Operator. I3S shall have no obligation to pay any revenue shares, commissions, or other consideration to the Owner in connection with the provision of the Service; and

                  (xi) any and all maintenance or other problems with respect to the Service will be reported directly to I3S to the point of contact designated in writing by I3S (the "Contact"); and

                  (xii) the Owner and Operator will immediately inform the Contact of any material or recurring maintenance problems brought to their attention along with the name and address of the subscriber, if any, who made the complaint; and

                  (xiii) the Operator will direct the residents to call the Contact regarding any complaints or technical problems concerning the Service; and

                  (xiv) the Owner will provide a secure air-conditioned space, at no charge, to I3S for the storage of all equipment reasonably necessary to provide the Service at the I3S Property; and

                  (xv) the Owner will provide electricity necessary to power I3S equipment, not to exceed $250 per year; and

                  (xvi) I3S may record a memorandum of the I3S ROE provided that I3S ROE is subordinate to any and all leases, mortgages, deeds or trusts that encumber the I3S Property at any time and that further provided that I3S shall provide such certificates or other statements as the Owner may request in writing to acknowledge the subordination of the I3S ROE; and

                  (xvii) if the Operator breaches its obligations to provide access to or proper maintenance of the System necessary to provide the Service, I3S may, at its own expense, take possession of and maintenance responsibility for the System and continue providing the Services; and

                  (xviii)  the ROE will have a minimum term of seven (7) years;
and

                  (xix) I3S will make warranties and representations to the Owner and Operator that are substantially the same as set forth in Sections 5.1,
10.1 and 10.2 below; and

                  (xx) the parties are excused from performance due to force majeure, as defined below in Section 14.8.

A sample I3S ROE, approved by the parties, is attached as Exhibit A.

         4.2 MDU SURVEY. PCI or the PCI Customer shall use their best efforts to complete and submit the MDU Survey, annexed as Exhibit B, (or otherwise provide substantially the same information described in the MDU Survey) and deliver it to I3S for review and approval before I3S executes the I3S ROE. I3S and PCI will use their respective best efforts to establish criteria pursuant to which I3S will be obligated to provide the Service to PCI or a PCI Customer based on the MDU Survey. Until that time, I3S will have sole discretion to accept or reject any I3S ROE, provided that once any I3S ROE is rejected, I3S may not thereafter enter into any contract to provide the Service at the I3S Property covered by the rejected I3S ROE except through PCI.

         4.3 MARKETING. PCI and I3S will consult and develop a joint marketing strategy designed to promote HSDS hereunder.


                                    ARTICLE 5
                          AFFIRMATIVE COVENANTS OF I3S

         5.1 GENERAL OBLIGATIONS. In consideration of the mutual agreements of the parties contained herein, I3S covenants and agrees to do and perform, or cause to be done and performed, the following:

                           (i)      I3S possesses and shall maintain for the
term of this Agreement any and all property, right, title or interest necessary to lawfully provide the Service as contemplated in this Agreement the Service, and all such property, right, title and interest shall remain free and clear of any adverse claims, interests and liens.

                           (ii)     I3S possesses and shall maintain in full
force and effect for the term of this Agreement, all material permits, licenses, franchise rights, trademarks, trademark rights, trade names, trade name rights and copyrights which are required to provide the Service.

                           (iii)    With respect to performance hereunder, I3S
agrees to maintain, at all times during the term of this Agreement, as a minimum, commercial general liability insurance with minimum limits of $1,000,000 per occurrence for bodily injury (or death) and property damage liability with limits of at least $1,000,000 per occurrence [Personal Injury and $1,000,000 General Policy Aggregate (applicable to Commercial General Liability Policies)] and any additional insurance and/or bonds required by law. Upon request, I3S agrees to furnish certificates or other acceptable proof of the foregoing insurance and name PCI as an additional insured and also name such Owners and Operators as an additional insured who may request it. I3S warrants that it meets or exceeds all insurance requirements stated herein and those that are required by the laws in the State of Texas.

                           (iv)     As more specifically described in Exhibits D
and E attached hereto and incorporated herein by reference, I3S shall assume and pay all operating and capital costs and expenses associated with any and all:

            Monthly recurring private Internet exchange points
            Monthly recurring switch maintenance
            Monthly recurring POP transport
            Monthly recurring Dallas network operations center costs (including installation costs)
            Customer support IP technicians and engineers (NOC, Help Desk and field personnel)
            I3S-specific training
            Insurance on I3S capital equipment
            I3S-specific travel and entertainment
            Switch site equipment (including installation costs)
            Peering point routers
            Private Internet exchange point hardware (including installation costs)
            I3S network infrastructure equipment
            Transport facilities
            Backbone transport facilities
            Monthly recurring local loop costs
            Monthly recurring property maintenance (Lce, Router, DSU/CSU) Monthly recurring IP headend maintenance
            CSR platform and services
            Internet browser platform user license
            MDU property IP equipment (Lce, Router, DSU/CSU)
            IP master headend equipment
            Non-recurring local loop transport costs
            Customer billing and collections

                                    ARTICLE 6
                           DESCRIPTION OF THE SERVICE

         6.1 DESCRIPTION OF THE SERVICE. During the term of this Agreement, I3S shall provide, or cause to be provided to the residents of I3S Properties, the Service, more particularly described and set forth in Exhibits D and E attached hereto and incorporated herein by reference.


                                    ARTICLE 7
                      DEFINITION OF SERVICE LEVEL STANDARDS


         7.1 DEFINITION OF SERVICE LEVEL STANDARDS. Subject to the conditions, qualifications and limitations set forth herein, including, without limitation, those set forth in Exhibit F attached hereto and incorporated herein by reference, during the term of this Agreement, I3S shall offer, or cause to be offered, the service level standards pertaining to various aspects of the Service, as more particularly described and set forth in Exhibits D and E attached hereto and incorporated herein by reference.



                                    ARTICLE 8
             REVENUE ALLOCATION; CUSTOMER ACCESS PRICING; BRANDING

         8.1 REVENUE ALLOCATION. Internet access revenue (the "Revenue") generated by I3S subscribers at I3S Properties will be paid directly to I3S; provided, however, that, by the twenty-fifth day of each month I3S shall pay PCI a revenue sharing fee calculated as a percentage of Revenue for each I3S Property, prepaid or not, (exclusive of installation charges, customer service charges, customer equipment sales or leases, other charges "passed through" on a no-markup basis collected by I3S, and comparable charges) actually collected by or on behalf of I3S for the immediately preceding month ("Commissionable Revenues") in accordance with the following tables:

          PENETRATION                    BASE FEE               PENETRATION INCENTIVE
          0% to 10%                         *                            *
          Greater than 10% to 15%           *                            *
          Greater than 15% to 20%           *                            *
          Greater than 20% to 30%           *                            *
          Greater than 30% to 40%           *                            *
          Greater than 40% to 50%           *                            *
          Greater than 50%                  *                            *

         "Penetration" means the total number of I3S subscribers at an I3S Property divided by the total number of units at the I3S Property. The "Base Fee" and "Penetration Incentive" are a percentage of the Revenue derived from the I3S Property for which the Penetration is determined. The respective "Penetration Incentive" shall be paid only on the basis of the incremental I3S subscribers who actually subscribe to the Service at the particular applicable penetration level set forth above.

         8.2 CUSTOMER ACCESS PRICING. With the intent to increase Service penetration at each I3S Property, I3S, in consultation with PCI shall establish the price at which access to the Service is made available to subscribers. Such access shall be provided at a price, service quality and content comparable to the services of companies, which utilize high-speed cable modems to deliver high speed data service. Prior to the provision of the Service and the execution of any I3S ROE, I3S shall provide to PCI for PCI's review the proposed pricing structure and service quality and content standards for the Service to each I3S Property.

         8.3 BRANDING. With respect to the Service, and the promotion thereof, I3S shall establish the brand names, logos, labels, trademarks, service marks and other such identifying promotional characteristics pertaining to the same throughout the term of this Agreement.


                                    ARTICLE 9
                          SPECIFIC SOFTWARE WARRANTIES

         9.1 OWNERSHIP; AUTHORITY. I3S represents and warrants that the software utilized hereunder (collectively, the "Products") are free and clear of all liens and encumbrances, and that it has full power, license and authority to utilize the rights granted to it with respect to such Products without the consent of any other person or that such consent has been obtained, and that to the knowledge of I3S the Products utilized hereunder will not infringe or violate any copyright, trade secret, trademark, patent or other intellectual property rights of any third party.

         9.2 COMPLIANCE WITH APPLICABLE LAWS. I3S represents and warrants that the provision of the Service pursuant to this Agreement shall be in compliance with all applicable federal and state laws, rules and regulations.

                                   ARTICLE 10
                                 INDEMNIFICATION

         10.1 INTELLECTUAL PROPERTY RIGHTS INDEMNIFICATION. I3S shall defend, indemnify and hold harmless PCI, its directors, officers, shareholders, employees and agents and its successors and assigns, from and against any and all claims, demands, actions, liabilities, losses, damages and expenses, including, without limitation, settlement costs and reasonable attorneys' fees, arising out of or relating to any actual or alleged infringement of any third party's trade secrets, trademark, service mark, copyright, patent or other intellectual property rights (the "Intellectual Property Rights") in connection with the use of said Intellectual Property Rights hereunder. I3S's obligation pursuant to the immediately preceding sentence is subject to the following conditions: (i) PCI shall give I3S prompt written notice of all actions, claims or threats against PCI of infringement or violation of Intellectual Property Rights; (ii) PCI shall permit I3S to elect to assume complete control of such claims at its sole discretion and expense; and (iii) PCI shall cooperate fully with I3S in defending against claims, including making known or available to the indemnifying party, upon reimbursement of all costs associated with provision or reproduction of, all records and document pertaining to claims.

         10.2. INDEMNIFICATION. Each party shall indemnify the other against all liability, loss, damage, and expense resulting from injury to or death of any person (including injury to or death of their employees) or loss of or damage to tangible real or tangible personal property (including damage to their property) or the environment, but only to the extent that such liability, loss, damage or expense was proximately caused by its breach of this Agreement or by any negligent act or omission, willful misconduct or violation of law on the part of the party from whom indemnity is sought ("the indemnitor"), its agents, employees, subcontractors or assignees. Indemnitor shall have the right to assume defense of the claim with counsel reasonably acceptable to indemnitee. Indemnitee shall be entitled to participate in the defense of the claim with its own counsel at its sole expense.

                                   ARTICLE 11
                        PROTECTION OF PROPRIETARY RIGHTS

         11.1 CONFIDENTIAL INFORMATION. Information to be held in confidence shall be clearly marked "Proprietary" or "Confidential." Information which is conveyed orally shall be deemed confidential only if prior to disclosure it is indicated as being confidential and written confirmation identifying the confidential or proprietary information is provided to the receiving party within ten (10) business days after it was discussed orally.

         11.2 RESTRICTIONS. Each party shall use its reasonable best efforts to maintain the confidentiality of such Confidential Information and not show or otherwise disclose such Confidential Information to any third parties, including, but not limited to, independent contractors and consultants, without the prior written consent of the disclosing party. Each party shall use the Confidential Information solely for purpose of performing its obligations under this Agreement.

         11.3 AUTHORIZED DISCLOSURES. Notwithstanding the obligations described in Section 11.2 above, neither party shall have any obligation to maintain the confidentiality of any Confidential Information which: (i) is or becomes publicly available by other than unauthorized disclosure by the receiving party; (ii) is independently developed by the receiving party; or
(iii) is received from a third party who has lawfully obtained such Confidential Information without a confidentiality restriction. If required by any court of competent jurisdiction or other governmental authority, the receiving party may disclose to such authority, data, information or material involving or pertaining to Confidential Information to the extent required by such order, provided that the receiving party shall first have used its best efforts to obtain a protective order reasonably satisfactory to the disclosing party sufficient to maintain the confidentiality of such data, information or materials.

         11.4 LIMITED ACCESS. Each party shall limit the use and access of Confidential Information to such party's bona-fide employees or agents who have a need to know such information for purposes of conducting the receiving party's business. Each party shall notify all employees and agents who have access to Confidential Information or to whom disclosure is made that the Confidential Information is the confidential, proprietary property of the disclosing party and shall instruct such employees and agents to maintain the Confidential Information in confidence.

         11.5     CONTINUING OBLIGATIONS. Each party's obligations under this
Article 11 shall survive the termination of this Agreement for two (2) years thereafter.

                                   ARTICLE 12
                              DEFAULT; TERMINATION

         12.1 DEFAULT. Upon the occurrence of any of the following events, a party shall be deemed to be in default under this Agreement:

     (a) Material breach of any warranty or misrepresentation by the defaulting party;

     (b) Material failure to perform the defaulting party's obligations hereunder, including with respect to I3S its failure to (i) maintain the service standards set forth in Section 7.1 hereof, and (ii) make the payments to PCI set forth in Section 8.1 hereof

     (c) The defaulting party's ceasing to conduct business in the normal course, insolvency, the making of a general assignment for the benefit of its creditors, suffering or permitting the appointment of a receiver or similar officer for its business or assets or availing itself of, or becoming subject to, any proceeding under the United States Federal Bankruptcy Laws or any federal or state statute relating to solvency or the protection of the rights of creditors; or

     (d) Making of any warranty, representation, statement or response in connection with this Agreement which was untrue in any material respect on the date it was made by the defaulting party.

         12.2 REMEDIES. In the event the defaulting party fails to cure any default set forth hereunder within thirty (30) days, except for defaults pursuant to Section 12.1(c) which shall have a cure period of ninety (90) days, after written notice of such default by the non-defaulting party specifying the acts or omissions constituting the default with reference to the sections of this Agreement which have allegedly been breached, the non-defaulting party may terminate this Agreement without further obligation on the part of the non-defaulting party, and pursue any claims at law or in equity against the defaulting party.

         12.3 FAILURE TO EXERCISE REMEDY. The remedies set forth above are cumulative, but the non-defaulting party is under no obligation to exercise any such remedy. The exercise of, or failure to exercise, any such remedies shall not prevent any future exercise of the same or any other remedies or release the defaulting party from its obligations under this Agreement.

         12.4 EFFECT OF TERMINATION. Termination of this Agreement shall not impair either party's then accrued rights, obligations, liabilities or remedies hereunder.


                                   ARTICLE 13
                           NOTICE; PUBLIC DISCLOSURES

         13.1 NOTICE. All notices pursuant to this Agreement shall be in writing and may be personally delivered or sent by overnight courier or by Certified or Registered mail. All notices personally delivered shall be deemed delivered at the time of such delivery. All notices sent by Certified or Registered mail shall be deemed delivered five (5) days after deposited in the US mail. All notices sent by overnight courier shall be deemed made one (1) business day after delivery to such courier service. Any party may designate a change of address upon ten (10) days written notice.

                                    If to I(3)S, to:
                                    I(3)S, Inc.
                                    1440 Corporate Drive
                                    Irving Texas 75038
                                    Attn: Mr. Jim Price, CEO

                                    with a copy to:
                                    I(3)S, Inc.
                                    1440 Corporate Drive
                                    Irving Texas 75038
                                    Attn: Matt Hutchins, President


                                    If to PCI, to:
                                    Private Cable, Inc.
                                    1909 Avenue G
                                    Rosenberg, Texas 77471
                                    Attn: Robert Vogelsang, CEO

         13.2 PUBLIC DISCLOSURES. All media releases, public announcements, and public disclosures by either party of its employees, agents or representatives relating to this Agreement or the subject matter hereof, excluding any announcement beyond the control of this disclosing party, will be approved by the non-disclosing party in writing prior to release.


                                   ARTICLE 14
                                  MISCELLANEOUS

         14.1 ENTIRE AGREEMENT. This Agreement, together with the schedules, attachments and exhibits attached hereto or referred to herein, constitutes the entire Agreement and understanding among the parties hereto with respect to the provision of the Service at I3S Properties and is the final expression of their Agreement on that subject and no evidence of oral or other written promises shall be binding. All other prior agreements or understandings related to the subject hereof among the parties, whether written or oral, shall be null and void and of no further force and effect upon the execution of this Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         14.2 INCORPORATION BY REFERENCE. The schedules, exhibits and attachments referred to herein or attached hereto are hereby incorporated in and to this Agreement and made a part hereof by this reference.

         14.3 AMENDMENT; MODIFICATION. This Agreement may not be supplemented, amended, modified or otherwise altered except by written instrument executed by all the parties hereto and no course of dealing or trade usage among or between the parties shall be effective to supplement, amend, modify or alter this Agreement.

         14.4 WAIVER. The failure to enforce or to require the performance at any time of any of the provisions of this Agreement herein shall in no way be construed to be a waiver of such provisions, and shall not affect either the validity of this Agreement, any part hereof or the right of any party thereafter to enforce each and every provision in accordance with the terms of this Agreement.

         14.5 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO ITS CONFLICTS OR CHOICE OF LAWS.

         14.6 CONTINUITY OF CONTRACT. If any severable provision of this Agreement is deemed invalid or unenforceable by any judgment of a court of competent jurisdiction, the remainder of this Agreement shall not be affected by such judgment, and this Agreement shall be carried out as nearly as possible according to its original terms and intent, unless to do so would substantially impair the underlying purposes of this Agreement.

         14.7 CAPTIONS. The captions appearing in this agreement are included solely for convenience of reference and shall not be construed or interpreted to affect the meaning or interpretation of this Agreement.

         14.8 FORCE MAJEURE. Neither party shall be responsible for any failure to comply with or for any delay in performance of the terms of this Agreement, including, but not limited to, delays in delivery, where such failure or delay is directly or indirectly caused by or results from events of force majeure beyond the control of either party. These events shall include, but not be limited to, fire, flood, earthquake, accident, civil disturbance, war, acts of God, or acts or government.

         14.9 HIRING PROHIBITED. During the term of this Agreement and for a period of one (1) year thereafter, neither party shall solicit for hire or hire any employee of the other party who has performed services under this Agreement.

         14.10 PERFORMANCE REVIEW. In the event of any dispute or controversy between the parties of any kind or nature, except in circumstances where equitable relief is deemed necessary by either party in its sole discretion, upon the written request of either party, each of the parties will appoint a designated officer whose task it will be to meet for the purpose of resolving such dispute or controversy or to negotiate for an adjustment to any provision of this Agreement needed to resolve such dispute or controversy. Such officers will discuss the dispute or controversy and negotiate in good faith in an effort to resolve the dispute or controversy or renegotiate the applicable section or provision of this Agreement without the necessity of any formal proceeding relating thereto. No formal proceedings for the judicial or arbitrational resolution of such dispute or controversy may be commenced until either or both of the designated officers conclude in good faith that an amicable resolution through continued negotiation of the matter at issue is not likely to occur.

         14.11 BINDING NATURE; ASSIGNMENT. This Agreement will be binding on the parties hereto, and their respective successors and assigns. Upon prior written notice to the other party, either party may assign its rights and delegate its duties under this Agreement; provided however, that the assignee party must unconditionally assume in writing, and agree to be bound by, the right, duties and obligations of the assignor party under this Agreement.

         14.12 RELATIONSHIP OF THE PARTIES. Notwithstanding anything to the contrary in this Agreement, under no circumstances will either party be deemed to be in any relationship with the other party carrying with it fiduciary or trust responsibilities. The parties do not intend for this Agreement or the relationship established thereby to be considered the formation of a joint venture or partnership between the parties for any purpose. I3S has the sole right to supervise, manage, contract, direct, procure, perform or cause to be performed the day-to-day work to be performed by I3S under this Agreement unless otherwise expressly provided herein or agreed to by the parties in writing.


         14.13 COUNTERPARTS. This Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.

         14.14 MEMORANDUM OF UNDERSTANDING. The Parties stipulate and agree that a Memorandum describing the existence of any I3S ROE with respect to each I3S Property (attached hereto as Exhibit C) be recorded, at I3S' expense, with the Title for such I3S Property and all liens thereto.

         14.15 SUBORDINATION. Each and every I3S ROE is subject and subordinate to all leases, mortgages, and/or deed of trust which may now or hereafter affect the I3S Property, to all renewals, modifications, consolidations, replacements and extensions thereof. This clause shall be self-operative and no further instrument or subordination shall be required by any mortgage, trustee, lessor or lessee. In confirmation of such subordination, I S shall execute promptly any certificate that PCI, or any Owner or Operator may request. Notwithstanding the foregoing, the party secured by any deed of trust shall have the right to recognize the I3S ROE. In the event of any foreclosure sale under such deed of trust, the I3S ROE shall continue in full force and effect at the option of the party secured by such deed of trust or the purchaser under any such foreclosure sale. I S covenants that it will, at the written request of the party secured by any such deed of trust, execute, acknowledge and deliver any instrument that has for its purpose and effect the subordination to said deed of trust of the lien of the I3S ROE.

         14.16 SEVERABILITY. The Parties agree that multiple Properties may become subject to this Agreement. Any default or termination (whether voluntary or involuntary) by any Party with respect to a particular Property shall operate as a default or termination only with respect to the Parties' responsibilities and obligations as they relate to the specific Property or Properties, as the case may be. Unless otherwise agreed to by the Parties with respect to the particular default, a default shall be construed, where possible, to exclude unaffected Properties.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

I(3)S, INC.                                   PRIVATE CABLE, Inc.


By: /s/ Matt Hutchins                         By:  /s/ R.L. VOGELSANG
   --------------------------                    ----------------------------
   Matt Hutchins                              Name: R.L. Vogelsang
   President                                       --------------------------
                                              Title: President
                                                    -------------------------
Date: 3/2/99                                  Date:  3/1/99
     ------------------------                      --------------------------

                                LIST OF EXHIBITS

EXHIBIT A: I3S Right of Entry Agreement

EXHIBIT B: MDU Survey

EXHIBIT C: Sample Memorandum of Existence of Right of Entry Agreement

EXHIBIT D: I3S Capital and Operating Expense Responsibilities

EXHIBIT E: Description of the Services Provided by I3S

EXHIBIT F: Service Level Standards

                                    EXHIBIT A
                          I3S RIGHT OF ENTRY AGREEMENT

         This Agreement is made _______, 199__ between I3S, Inc., 1440 Corporate Drive, Irving, TX 75038 ("I3S"), and ________________________, whose address is
___________________________________, (the "Operator") and ______________________
whose address is __________________________________________________________ (the
"Owner").





         WHEREAS

         A. The Owner is the owner or authorized agent for the owner of a multifamily residential property located at __________________________, which has _______________ units (the "Property"); and

         B. The Operator is the owner or authorized agent for the owner of the cable distribution facilities (the "System") at the Property used to deliver video services to the residents (the "Residents"); and

         C. I3S can provide high speed internet access and other data services (the "Service") to the Residents using the System; and

         D. The parties wish I3S to provide the Services to the Residents using the System;

         THEREFORE the parties agree as follows:

1. ACCESS. The Owner grants I3S access to the Property to provide the Service to the Residents. The Owner and Operator shall use their respective best efforts to assist I S in securing access to all units as necessary. I S shall not enter an occupied unit without the Resident's express consent and only in the presence of the Resident or an adult representative of the Resident.

1. OWNER SUPPORT. The Owner will provide secure air-conditioned space to I S for all equipment reasonably necessary to provide the Service at the Property (the "Equipment"). The Owner will provide electricity necessary to power the Equipment, not to exceed $250 per year. I S will have access to the Property and the Equipment for routine installation, maintenance and marketing on weekdays from 9 a.m. to 9 p.m., and on Saturdays from 9 a.m. to 5 p.m.. Emergency service and repair calls can be made at any time, 24 hours a day.

1. I3S EQUIPMENT. I3S shall, at its own expense, install, operate and maintain the Equipment, keep it in good repair and provide the Service to the Residents. I3S shall make a good and workmanlike installation of the Equipment and shall not damage the Property or injure anyone. I3S shall own the Equipment and may remove it and restore the Property to its original condition upon the termination of this Agreement, subject to ordinary wear and tear.

1. THE SYSTEM. The Operator grants I3S the use of two (2) video channels of bandwidth on the System to provide the Service to the Residents. The Operator shall, at its own expense, install, upgrade, operate and maintain the video head-end and the System to I3S' specifications (the "Specifications"). The Operator shall pay the cost for training its own personnel to maintain the System according to the Specifications.

1. BILLING AND COLLECTING. I3S shall directly bill and collect from any Resident who receives the Service. Neither the Owner nor the Operator shall have any liability for I3S subscriber fees. I3S shall set the price for the Service in consultation with the Operator. I3S shall have no obligation to pay any commissions or other similar consideration to the Owner or Operator for the rights granted I3S in this Agreement. Nothing in this Agreement shall preclude the Operator from receiving consideration from a third party or paying consideration to the Owner for the rights granted in this Agreement.

1. CONTACT. I3S will establish a point of contact to take any complaints or questions about the Service (the "Contact"). The Owner and Operator will immediately inform the Contact about any material or recurring problems with the Service brought to their attention including the name and address of the subscriber, if any, who made the complaint.

1. RECORDED MEMORANDUM. I3S may, at its own expense and with the cooperation of the Owner if necessary, record a memorandum of this Agreement which shall state that this Agreement is subordinate to any and all leases, mortgages, deeds or trusts at any time. I3S shall provide such certificates or other statements as the Owner may request to acknowledge the subordination of this Agreement.

1. EXCLUSIVITY. The Owner and Operator promise that no high speed internet or data service that competes with I3S (a "Competitor") will be offered at the Property, except as required by law or if the Competitor is a telephone company using telephone lines. The Operator and Owner shall not, to the extent permitted by law, permit any Competitor to use the System or provide support, directly or indirectly, to a Competitor. The Operator and Owner shall not accept commissions or other consideration from a Competitor or allow on premises marketing by a Competitor.

1. TERM. The term of this Agreement is seven (7) years from the date of the Owner's signature and renewed automatically for one (1) year terms thereafter unless either party notifies the other of an intent to not renew within ninety (90) days of the end of the term by written notice.

1. INDEMNITY. Each party shall indemnify and hold the others harmless from any and all claims, damages or expenses arising out of any breach by the indemnifying party of this Agreement. The indemnifying party shall control and pay for the defense of such claims. The indemnifying party may settle such claims subject to the indemnified party's consent which shall not be unreasonably withheld or delayed. The indemnified party may, but is not obligated to, participate in the defense of such claims at its own expense.

1. CANCELLATION FOR CAUSE. Any party may cancel this Agreement on written notice if any other party defaults in performing the material obligations of this Agreement provided, however, that the defaulting party will first be given the opportunity to cure the default. The canceling party will specify the default to the other parties in writing and the defaulting party will have sixty
(60) days to cure the default. If the default is not cured, the other parties may then cancel this Agreement. Before the Owner or I3S cancels this Agreement for default by the Operator, I3S shall be given thirty (30) days to cure the Operator's default and thereby assume the Operator's rights and obligations under this Agreement.

1. INSURANCE. I3S shall provide Worker's Compensation Insurance for its employees and require Worker's Compensation Insurance for the employees of all contractors and subcontractors. The Operator and I3S shall each maintain separate comprehensive liability insurance in the amount of $1,000,000 covering their respective operations, contractors and subcontractors. The Operator and I3S shall, upon request, name each other and the Owner as an additional insured and provide certificates of insurance.

1. COMPLIANCE. The parties will comply with all applicable laws, codes and regulations. I3S will comply with any reasonable written rules of the Owner that apply to all other tradesmen or contractors.

1. FORCE MAJEURE. No party shall be liable for failure to perform all or part of this Agreement by reason of a force majeure event. These events shall include, but are not limited to, fire, flood, earthquake, accident, civil disturbance, war, acts of God, or acts of government.

1. ASSIGNMENT. This Agreement shall benefit and be binding on the respective assigns, transferees and successors of the parties. Operator or I3S will assign this Agreement only to a responsible company which at the time of assignment has the resources necessary to perform under this Agreement. The Owner will notify new owners of the Property about this Agreement.

1. CONFIDENTIALITY. This Agreement will remain confidential and shall not be disclosed to third parties except as required by law or to make an assignment.

1. ENTIRE UNDERSTANDING. This Agreement shall not modify or amend any other agreement between the Operator and Owner except as expressly set forth above. This Agreement otherwise contains the entire understanding of the parties and may not be modified except by a writing signed by each of the parties.


----------------------                                    ----------------------
-----------------------
I3S                        Owner                          Operator
Name:                      Name:                          Name:

                             EXHIBIT B - MDU SURVEY



OPERATOR

NAME
     --------------------------------------------------------------------------

CONTACT PERSON
               ----------------------------------------------------------------

ADDRESS
        ------------------------------------------------------------------------

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

TELEPHONE NO.
              ------------------------------------------------------------------

FAX NO.
        ------------------------------------------------------------------------

E-MAIL ADDRESS
              ------------------------------------------------------------------




OWNER

NAME
     --------------------------------------------------------------------------

CONTACT PERSON
              -----------------------------------------------------------------

ADDRESS
       ------------------------------------------------------------------------

     --------------------------------------------------------------------------

     --------------------------------------------------------------------------

TELEPHONE NO.
             ------------------------------------------------------------------

FAX NO.
       ------------------------------------------------------------------------

E-MAIL ADDRESS
              -----------------------------------------------------------------

                             EXHIBIT B - MDU SURVEY

PROPERTY



CONTACT PERSON
              -----------------------------------------------------------------

ADDRESS
       ------------------------------------------------------------------------

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

TELEPHONE NO.
             -------------------------------------------------------------------



FAX NO.
       ------------------------------------------------------------------------

E-MAIL ADDRESS
              -----------------------------------------------------------------

NUMBER OF UNITS
               -----------------------------------------------------------------

NUMBER OF BUILDINGS
                    ------------------------------------------------------------

AGE OF BUILDINGS
                ----------------------------------------------------------------

CURRENT OCCUPANCY
                  --------------------------------------------------------------

MONTHLY RENTAL FOR ONE BEDROOM
                              --------------------------------------------------

MONTHLY RENTAL FOR TWO BEDROOM
                              --------------------------------------------------

MONTHLY RENTAL FOR THREE BEDROOM
                                ------------------------------------------------

FULL LEGAL DESCRIPTION OF THE PROPERTY SUFFICIENT TO RECORD MEMORANDUM OF RIGHT OF ENTRY AGREEMENT:

                             EXHIBIT B - MDU SURVEY


CATV/MATV SITE SURVEY INFORMATION


HOW LONG HAVE YOU BEEN PROVIDING SERVICE AT THIS LOCATION

     -------------------------------------------

CHANNEL LINE UP AND PRICING

     -------------------------------------------

BASIC PENETRATION

     -------------------------------------------

PAY PENETRATION

     -------------------------------------------

AGE OF CABLE DISTRIBUTION PLANT

     -------------------------------------------

MANUFACTURER AND TYPE OF CABLE

     -------------------------------------------

MANUFACTURER AND TYPE OF SPLITTERS AND OTHER CONNECTORS

     -------------------------------------------

LOOP THROUGH OR HOME RUN WIRING

     -------------------------------------------

REMAINING TERM ON CONTRACT TO SERVE THE PROPERTY

     -------------------------------------------

ANY CLAIMS OF BREACH OR DEFAULT ON THE CONTRACT

     -------------------------------------------

                             EXHIBIT B - MDU SURVEY


Certification

                   I certify that the statements made in this survey are true and correct and acknowledge that I3S, Inc. may make a substantial investment at the above-described property in reliance on the this information.


                                      ------------------------------------------
                                      Name:

                                      Title:

                                      Company:


                                      Date:
                                           -------------------------------------

                       EXHIBIT C - MEMORANDUM OF AGREEMENT




RECORDING REQUESTED BY AND
WHEN RECORDED RETURN TO:



Matthew Hutchins
President
I3S, Inc.
1440 Corporate Drive
Irving, Texas 75038


MEMORANDUM OF EXISTENCE OF
IS RIGHT OF ENTRY
AGREEMENT




         A license has been granted by ________________________________________
("Grantor") the owner of record of the premises located at ____________________ _______________________________________________________ to I3S ("Grantee") under a certain I3S Right of Entry Agreement dated _________________________ by and between Grantor and Grantee (the "Agreement"). The license permits Grantee, among other things, to provide high speed data services, as described in the Agreement, and to engage in any other act or activity contemplated by the Agreement at the Property described herein. This Agreement runs with the land and terminates on the earlier of seven (7) years after the above date (with renewals of one year terms in the absence of written termination) or (ii) any termination of the Agreement due to breach by any party. Such earlier termination may be evidenced by the recording of an Affidavit executed by Grantor stating that such termination has occurred. As used in the Agreement, the term "Property" means that the real property consisting of approximately ______ units located in the city/town/village of______________, County of____________, State of _____________________, at the address commonly known as ______________________________________[Name and Address of Apartment Community].
Whose legal description is as follows:





In the event of any conflict between the terms and conditions of this Memorandum of Existence and the terms and conditions of the Agreement, the Agreement shall control. The parties agree that the sole purpose of this Memorandum of Existence is to provide notice of the Agreement.

The undersigned personally warrants and represents that he/she has the authority to execute this Memorandum on behalf of the Grantor and the information stated in this Memorandum is true and accurate and acknowledges that I3S is making a substantial investment at the above-described premises in reliance on the statements made by the Grantor in this Memorandum.

         Executed this ______ day of____________, 199___.


                  GRANTOR:
                          ---------------------------------

                       A
                         ----------------------


                  BY:
                           ------------------------------


                       NAME:
                             ----------------------------

                       TITLE:
                              ----------------------------






          STATE OF
                  ----------------------

          COUNTY OF
                   ---------------------



         On ____________, 199___, before me, __________________ personally appeared _________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies) and that by his/her/their signature(s) on the instrument and the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

         WITNESS my hand and official seal.

                    Signature:
                                    --------------------- (seal)


                    GRANTEE: I3S, Inc.
                        A Texas Corporation

         BY:
               ----------------------

                             NAME:
                                   -----------------------
                             TITLE:
                                   -----------------------



         STATE OF
                  -------------------

         COUNTY OF
                   ------------------

         On, _______________, 199___, before me, ______________, personally appeared __________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies) and that by his/her/their signature(s) on the instrument and the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

         WITNESS my hand and official seal.


                     Signature:   ___________________ (seal)

                                    EXHIBIT D
                   I3S CAPITAL AND OPERATING RESPONSIBILITIES

I3S Responsibilities:

         Install, maintain and operate data delivery equipment for each property offering high speed data service ("HSDS"). Installation and maintenance will meet or exceed manufacturer's specifications. the Operator will assist I3S with pre-installation engineering of the CATV infrastructure at the Property and site survey questionnaires, installation, testing and preparation of maintenance schedules.

         Integrate all data delivery equipment for each property into the I3S Element Management System portion of its Network Management Platform using SNMP and RMON. I3S will monitor all data delivery equipment twenty-four hours per day, seven day per week (24x7).

         Assume the cost of the acquisition of I3S-specified data communication equipment conforming to the I3S design for HSDS and necessary to provide termination and delivery of HSDS between the Subscriber and the I3S POP in each Market.

         Order, provision, install and maintain local loop pathways between each property and I3S POP in each Market with a bandwidth of not less than 1.544 Mb/s
(T1). In addition, as the number of Subscribers on each property increases, scale the local loop bandwidth so that each simultaneously active user averages approximately 1 Mb/s ninety eight percent (98%) of the time.

         Configure and operate all data delivery equipment to efficiently integrate with the rest of the I3s.net network.


                                POINT OF PRESENCE
                     FEATURES AND ESTABLISHMENT REQUIREMENTS

I3S Responsibilities:

         Acquire, install and maintain data communication equipment at each POP for the termination and transmission of HSDS from properties to the i3s.net national network backbone.

         I3S will determine the location of its main presence in each Market to be consistent with its own operational practices (which currently include co-locating within its carrier's central offices in each Market).

         Acquire, install, maintain and operate Internet peering relationships at public and private Internet Exchange Points (EP) with other Tier 1 Internet backbone networks throughout the United States.

         Acquire, install, maintain and operate computers and software to provide Network Management and provide Internet services for Subscribers. To provide these functions, I3S will employ a combination of locally-distributed-to-the-POP servers as well as globally centralized servers consistent with its overall network design and operational practices.

         Order, provision, install, maintain and operate data transport/carriage pathways from each POP, EP and/or NOC with a bandwidth not less than 45 Mb/s (DS-3) interconnection. In addition, as the number of Subscribers on Market increases, scale the bandwidth so that each simultaneously active user averages approximately 1 Mb/s ninety eight percent (98%) of the time. Both parties acknowledge that the end-to-end performance of HSDS is probabilistic and subject to anomalous short-lived usage patterns by Subscribers which will affect both the utilization of the local-loop circuits and the i3s.net national backbone from time to time.

                               CUSTOMER HELP LINE
                          SERVICE AND REQUIRED FEATURES

I3S Responsibilities:

                   Provide toll free numbers for:

                          Inquires about the HSDS product
                          Ordering and scheduling installation of HSDS products Billing inquiries
                          Initial technical support inquires

                   Operate 24x7 customer service call center operation.

                   Maintain sufficient customer service staff and call center capacity to connect to Subscribers within 5 minutes of call entering processing operation.

                   Resolve billing issues within 24 hours 95% of time.

                   Resolve property network issues within 24 hours 95% of time.

                   Develop and publish escalation procedure for Help Desk and attendants related to network issues.

                   Provide toll free number for:

                     Technical support for all HSDS issues
                     Technical support for Subscriber CPU hardware and software issues related to HSDS
                     Technical support for cable modem issues

         Answer toll free line consistent with the Operator/I3S service co-brand

         Operate 24x7 customer service call center operation.

         Maintain sufficient customer service staff and call center capacity to connect to Subscribers within 5 minutes of call entering processing operation.

         Resolve technical issues within 24 hours if a phone call is required 95% of time.

         Resolve technical issues within 48 hours if a truck roll is required 95% of time.

         Develop and publish escalation procedure for Help Desk and attendants related to network issues.

         Develop and publish escalation procedures for the Operator to contact regarding technical issues related to the network.

         Provide training support for the Operator's customer service representatives (train-the-trainer support).

                 SUBSCRIBERS' HARDWARE AND SOFTWARE INSTALLATION
                  SPECIFICATIONS AND INSTALLATION REQUIREMENTS

I3S shall:

         Verify that potential Subscribers' personal computers meet the I3S-established minimum requirements for the supplied software and the HSDS service.

         Make an appointment with each new Subscriber to meet the 13S installation personnel for the installation of the HSDS in the Subscriber's unit.

         Supply I3S with Subscribers' information required to install, provision and complete the set up of Subscribers' HSDS service. The Operator and I3S will jointly develop an appropriate paper-form-based system or automated system to facilitate this process.

         Verify, or cause to be verified, the CATV connection completed to the Subscriber's specified location exceeds the minimum operational requirements for the I3S-supplied network interface card (NIC) and the I3S HSDS service.

         Verify, or cause to be verified, that all CATV services function properly after I3S completes installation.

         Maintain a sufficient inventory of NICs for the Property and develop procedures to restock the NICs as used in Subscriber installations.

         Issue and install the required number of NICs for the service requested by the Subscriber.

         Meet the Subscriber at the Subscribers location at the scheduled time within the tolerances and limits as defined in the I3S Service Level Agreement.

         Install the required NIC(s) in the Subscriber's unit.

         Install any required TCP/IP protocols and Internet software suite in the Subscriber's personal computer.

         Offer the Subscriber a brief introduction to the HSCS to be performed at the time of installation. This introduction will include how to launch the service, how to find the training material on the i3s.net Web site, how to find the Subscriber Support Section on the i3s.net Web site and how to call for technical assistance or support.

         Obtain signatures required to verify that installation was executed properly and to the satisfaction of the Subscriber.

         Provide the Operator with a copy of the installation transaction documentation verifying that the completed installation is ready for billing. This documentation will include the cable modem delivery receipt, the ISP contract and the completed work order.


                       PROCEDURES FOR DETECTION AND NOTICE
             OF THE OPERATOR PROPERTY NETWORK OR LOCAL LOOP FAILURES

I3S shall:

         Use the CATV system, and certain network management features that it provides, to monitor the availability and quality of the Operator's property network (its CATV infrastructure at the Property).

         Report to the Operators's designated engineering point of contact any problems observed by the I3S NOC in the course of operating the CATV system network management features.

         Report to the Operator's designated engineering point of contact any problems determined by Subscriber contact in the course of operating the Subscriber Help Desk.

         Offer to the Operator a read-only direct computer interface into the I3S CATV system's network management platform for the purposes of direct observation of the information produced by the management platform and possible enhancement of the Operator's Property network operations. If the Operator elects to implement a read-only direct-computer interface, the Operator will be responsible for all of the costs associated with such an interface.

                                    EXHIBIT E
                           DEFINITION OF THE SERVICE,
           ALSO REFERRED TO HEREIN AS HIGH-SPEED DATA SERVICES (HSDS)

Features and Requirements


The I3S HSDS includes:
         Data Network services that provide transport and peering functions to the global Internet, including, without limitation:

         A broadband access network on MDU properties composed of one or more headend reference nodes, interfaced with an CATV distribution system at the Property and one or more network interface cards (NIC) within Subscriber PCs;

         A local loop network that connects the headend reference node on each MDU property to the I3S regional point-of-presence (POP) in each metropolitan area served by I3S;

         A regional point-of-presence network that connects the POP to the i3s.net national Internet backbone;

         A national Internet backbone consisting of broadband communication facilities for the transport of data among I3S POPs and public and private Exchange Points where data and Internet routing information will be exchanged with other networks peered with i3s.net;

         A national Network Operations Center (NOC).

         Certain computer services that include:

         Membership system for user authentication and authorities; Personalization services for customizing content to user preferences; Internet mail (SMTP and POP3);
         Internet newsgroups (NNTP) composed of approximately 25,000 newsgroups;
         Internet World Wide Web (HTTP) services;
         Internet chat (IRC and MIRC);
         White-pages-style directory services;
         Internet locator services;
         Conferencing and collaboration bridges;
         Streaming multimedia services such as Microsoft's NetShow and
            Progressive Network's RealMedia;
         Electronic commerce services.

         A branded suite of client software that include:
         Web browser;
         Mail reader;

         News reader;
         Chat client;
         Conferencing and collaboration client;
         Appropriate plug-ins and ActiveX controls.

         Certain customer service functions that include:

         A National Customer Care Center;
         A telephone and network-based customer help desk;
         A Trouble Reporting facility;
         A customer billing system.


         Certain multimedia-rich content that showcases the capabilities of HSDS that includes:

         Original content created by I3S;

         Aggregated content created by others but licensed by I3S and improved for uses in a HSDS system;

         Aggregated content created by others but licensed by I3S and used unimproved.

                                    EXHIBIT F
                     SPECIFICATIONS/SERVICE LEVEL AGREEMENT

                                  INTRODUCTION

         This Exhibit entitled "Service Level Agreement" ("SLA") sets out operation specifications and requirements for the Service, also known as high speed data services or "HSDS" provided by I3S for the residents or customers of the Operator (herein sometimes called "Teaming Associate"). The SLA shall encompass data services originating and terminating within the I3S internetwork ("i3s.net").

         The HSDS provided by I3S shall meet the operations specification and requirements stated herein, which are generally stated in terms of events or outcomes, rather than terms of specific hardware, software or procedural requirements. For the purposes of the SLA, i3s.net shall relate to that portion of the global Internet operated by I3S, originating within end users' customer premises and terminating within I3S computers or transported and peered at a public or private Internet Exchange Point.

         For the purposes of the SLA, a "Trouble" or "Trouble Report" shall relate to i3s.net or I3S provided services (or resold services), but shall exclude customer error, defects in "customer premises equipment" ("CPE"), defects in customers' computers, defects in distribution coaxial cable, defects in distribution fiber optics defects in cable television systems and network problems experienced by destination networks at or beyond Internet Exchange Points.


                            PERFORMANCE REQUIREMENTS

      PERCENT CUSTOMER SERVICE ORDER BEGINNING COMMITMENT DATES TIMELY MET

         This parameter is generally indicative of the timely beginning of work on orders from customers for new service or orders to make changes in their existing service.

         The timely beginning parameter is calculated by dividing the total Customer Service Orders begun on or before the date and clock hour promised to the customer that the service order would be started by the total number of service orders initiated in each calendar month and multiplying by 100.

         I3S shall exhibit greater than 90% Customer Service Order Beginning Commitment Dates Timely Met per month.

      PERCENT CUSTOMER SERVICE ORDER COMPLETION COMMITMENT DATES TIMELY MET

         This parameter is generally indicative of the timely completion of work on orders from customers for new service or orders to make changes in their existing service and the timely completion of those service orders.


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         The timely completion parameter is calculated by dividing the total
Customer Service Orders completed on or before the date and clock hour promised to the customer that the service order would be completed by the total number of service orders initiated in each calendar month and multiplying by 100.

         I3S shall exhibit greater than 90% Customer Service Order Completion Commitment Dates Timely Met per month.

                         PERCENT OF NETWORK AVAILABILITY

         This parameter is generally indicative of the availability of the network to transport and peer customer data at an Internet Exchange Point, or, in the event that the customer data is to be fulfilled by computers within i3s.net, generally indicative of the availability of to transport data to the I3S servers and the availability of the servers.

         This parameter is calculated by dividing the number of seconds that the network is available for each customer by the total number of customer-seconds in each calendar month and multiplying by 100.

         Specifically excluded from the Network Availability calculation shall be regularly scheduled maintenance windows or ad hoc maintenance windows scheduled and announced 24 hours in advance in the i3s.net Customer Support Web Site.

         Specifically excluded from the Network Availability calculation shall be periods of time where the cable television distribution plant (operated by the Teaming Associate or its designated third party operator) exceed the follow table of acceptable values:

              Amplitude Variation Inband Upstream1 dB/MHz., 5 dB total Amplitude Variation Inband Downstream
              1 dB/MHz., 5 dB total
              Group Delay Variation Inband Upstream
              200 nsec./MHz., 800 nsec. total
              Group Delay Variation Inband Downstream
              60 nsec./MHz., 240 nsec. total
              Tap to Tap Level Variation
              <27 dB

         I3S shall exhibit greater than 98% Network Availability per month.

       PERCENT CUSTOMER CALLS ANSWERED WITHIN 45 SECONDS BY I3S PERSONNEL

         This parameter is based upon the number of customers calls answered within 15 seconds by a human operator or by an ACD queue greeting during the hours of operation of the I3S National Customer Care Center and thereafter to be answered by a customer representative with 30 seconds. At a minimum, the I3S National Customer Care Center shall operate from 8:00 a.m. to 5:00 p.m. Central Time, Monday through Friday exclusive of holidays.

         This parameter is calculated by dividing the number of calls answered with 45 seconds by the total number of calls answered seconds in each calendar month and multiplying by 100.

         I3S shall exhibit greater than 90% of Customer Calls Answered within 45 Seconds per month.


                   PERCENT OF TROUBLE REPORTS RESOLVED TIMELY

         This parameter is related to the number of Trouble Reports resolved within the following windows:

         For Trouble Reports received by I3S at the I3S National Customer Care Center prior to 2:00 p.m. Central Time, Monday through Friday, excepting holidays, will be cleared by the end of the next business day.

         For Trouble Reports received by I3S at the I3S National Customer Care Center after 2:00 p.m. Central Time, Monday through Friday, excepting holidays, will be cleared by noon of the second business day thereafter.

         This parameter is calculated by dividing the total trouble reports cleared on or before the date and clock hour promised to the customer the total number of Trouble Tickets cleared in each calendar month and multiplying by 100.

         I3S shall exhibit greater than 90% Trouble Reports Cleared Timely per month, according to the terms of this section for trouble that can be resolved by I3S alone.

                 PERCENT CUSTOMER REPAIR VISIT APPOINTMENTS MET

         This parameter is related to the customer commitments made by the I3S National Customer Care Center for repairs that require a repair visit to customers' sites or premises.

         This parameter is calculated by dividing the total Customer Repair Visits Appointments met on or before the date and clock hour promised to the customer by the total number of Customer Repair Visit Appointments initiated in each calendar and multiplying by 100.

         I3S shall exhibit greater than 90% Customer Repair Commitment Met per month.

                    PERCENT OF CUSTOMER BILLS PREPARED TIMELY

         This parameter is related to the generation of Customer Bills for delivery to customers by mail, electronic mail or credit card billing.

         This parameter is calculated by dividing the number of Customer Bills generated and sent to customers within twenty (20) business days of the end of the billing cycle by the total number Customer Bills generated in each calendar month and multiplying by 100.

         I3S shall exhibit greater than 95% Customer Bills Prepared Timely per month.


                 PERCENT OF CUSTOMER BILLS PREPARED ACCURATELY

         This parameter is related to the accuracy of Customer Bills for delivery to customers by mail, electronic mail or credit card billing.

         This parameter is calculated by dividing the number of Customer Bills generated that do not require an adjustment due to a billing error caused I3S by the total number Customer Bills generated in each calendar month and multiplying by 100.

         I3S shall exhibit greater than 95% Customer Bills Prepared Accurately per month.


                                     REPORTS

         I3S shall undertake commercially reasonable efforts to provide to Teaming Associates reports within twenty (20) business days of the end of each calendar month, the reports listed below in this section, each of which may be provided separately or provided on a consolidated basis:

         A report depicting total subscribers, gross new customers and gross customers terminated separated by product tier and property.

         New service orders, Trouble Reports opened and closed or cleared as appropriate separated by date and property.

         Aggregate I3S National Customer Care Center data depicting the distribution of call waiting time in general and the percent calls answered and calls abandoned respectively.

         Billing summaries describing the date(s) bills were sent to customers, and the billed revenue disaggregating major categories of service.

                                    HOLIDAYS




       New Years Day
       Memorial Day
       Independence Day
       Labor Day
       Thanksgiving
       Day after Thanksgiving
       Christmas
       And any other holiday recognized by I3S